Gates Industrial Reports Third-Quarter 2022 Results
Denver, CO, November 4, 2022
Third-Quarter 2022 Highlights
◦Net sales of $860.7 million, including core revenue growth of 7.6%.
◦Net income attributable to shareholders of $51.9 million, or $0.18 per diluted share.
◦Adjusted Net Income of $89.4 million, or $0.31 per diluted share.
◦Net income from continuing operations of $56.0 million.
◦Adjusted EBITDA of $177.7 million, or a margin of 20.6%.
◦Initiating next phase of footprint optimization plan.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific power transmission and fluid power solutions, today reported results for the third quarter ended October 1, 2022.

Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “Our global teams executed well and delivered high-single-digit core growth while facing an operating environment that was incrementally more challenging. Underlying demand for our products remained supportive, with largely stable order rates across most of our markets, and our backlog has continued to grow. The pricing actions we’ve implemented allowed us to offset accelerating energy and petrochemical input costs, and we saw solid sequential margin improvement in a difficult environment.”

Jurek continued, “While the availability of some supply chain inputs improved, we continue to face disruptions associated primarily with highly engineered polymers, as well as incremental inflation and additional foreign currency headwinds. Our dedicated Gates associates are focused on managing through these external issues that we believe are largely temporary in nature, however, we do expect their normalization to take longer than originally anticipated. The pace of positive secular industry trends is accelerating and we continue to direct investment in innovation and business simplification towards higher-margin new products and end markets. We are also initiating the next phase of our footprint optimization plan, which we expect to improve the efficiency of our operations, as well as increase our flexibility to execute on the numerous growth opportunities we have. We believe our business is well positioned as we prepare to enter 2023, with a robust backlog, strong pricing position and operational improvements underway.”

Third-Quarter Financial Results
Third-quarter net sales were $860.7 million, a decrease of 0.2% over the prior-year quarter net sales of $862.4 million, including a 7.6% core revenue increase offset by unfavorable foreign currency impact of 7.8%. The core revenue growth in the quarter was broad-based, led by the industrial end markets, with particularly strong growth in the Energy, Mobility and Off-Highway end markets. From a channel perspective, the first-fit channel experienced higher core revenue growth than the replacement channel, led by sales into automotive applications.

Net income attributable to shareholders in the third quarter was $51.9 million, or $0.18 per diluted share, compared to net income attributable to shareholders of $70.2 million, or $0.23 per diluted share, in the prior-year period. Adjusted Net Income was $89.4 million, or $0.31 per diluted share, compared to $92.0 million, or $0.31 per diluted share, in the prior-year period. The diluted weighted-average number of shares outstanding in the third quarter of 2022 was 285,174,344 compared to 299,683,289 in the third quarter of 2021.
Third-quarter Adjusted EBITDA was $177.7 million compared to $183.9 million in the prior-year quarter. Pricing actions offset the impact of significant inflation, with the decline in Adjusted EBITDA driven by foreign currency impact and operational inefficiencies stemming primarily from supply chain challenges. Third-quarter Adjusted EBITDA margin of 20.6% represented a sequential improvement of 70 basis points compared to the prior quarter, with favorable price/cost and selling, general and administrative expenses offsetting the negative impacts of volume and operational inefficiencies.
Power Transmission Segment Results

	For the three months ended
(USD in millions)	October 1, 2022	October 2, 2021	% Change	% Core Change
Net sales	$522.5	$549.4	(4.9%)	5.0%
Adjusted EBITDA	$101.9	$123.2	(17.3%)
Adjusted EBITDA margin	19.5%	22.4%	(290 bps)

	For the nine months ended
(USD in millions)	October 1, 2022	October 2, 2021	% Change	% Core Change
Net sales	$1,621.1	$1,697.5	(4.5%)	1.7%
Adjusted EBITDA	$302.1	$405.5	(25.5%)
Adjusted EBITDA margin	18.6%	23.9%	(530 bps)
Power Transmission net sales decreased 4.9% to $522.5 million in the third-quarter compared to the prior-year quarter, reflecting a core revenue increase of 5.0%, excluding unfavorable currency effects of 9.9%. The decrease in net sales includes a 3.4% negative impact from the suspension of our business in Russia. The segment saw the highest core growth rates in the Energy, Mobility and Off-Highway end markets, with net sales into first-fit channels outperforming those into replacement channels.
Power Transmission Adjusted EBITDA was $101.9 million compared to $123.2 million in the prior-year quarter. Strong pricing was offset by negative foreign currency impact and operational inefficiencies stemming primarily from supply chain challenges, the addition of new capacity and lower volumes, including the suspension of business in Russia, resulting in the decline in Adjusted EBITDA. Adjusted EBITDA margin of 19.5% represented sequential improvement of 60 basis points from the prior quarter, with favorable price/cost and selling, general and administrative expenses offsetting the negative impacts of lower volume, foreign currency and operational inefficiencies.

Fluid Power Segment Results

	For the three months ended
(USD in millions)	October 1, 2022	October 2, 2021	% Change	% Core Change
Net sales	$338.2	$313.0	8.1%	12.1%
Adjusted EBITDA	$75.8	$60.7	24.9%
Adjusted EBITDA margin	22.4%	19.4%	300 bps

	For the nine months ended
(USD in millions)	October 1, 2022	October 2, 2021	% Change	% Core Change
Net sales	$1,039.8	$961.3	8.2%	10.9%
Adjusted EBITDA	$212.5	$190.7	11.4%
Adjusted EBITDA margin	20.4%	19.8%	60 bps
Fluid Power net sales increased 8.1% to $338.2 million in the third quarter compared to the prior-year quarter, reflecting a core revenue increase of 12.1% and 4.0% of unfavorable foreign currency effects. The segment saw solid core revenue growth across all end markets, with the highest core growth rates coming in the Energy, On-Highway and Automotive Replacement end markets, and net sales into first-fit channels outperforming those into replacement channels.
Fluid Power Adjusted EBITDA was $75.8 million compared to $60.7 million in the prior-year quarter, resulting in an Adjusted EBITDA margin of 22.4% and expansion of 300 basis points compared to the prior-year quarter. The increase in Adjusted EBITDA was driven by price and favorable selling, general and administrative expenses offsetting the negative impacts of inflation and operational inefficiencies.
Liquidity and Capital Resources
During the third quarter of 2022, the Company generated $100.6 million of cash from operations. Third-quarter capital expenditures increased to $27.6 million from $20.0 million in the prior-year quarter.
As of October 1, 2022, the Company had total cash and cash equivalents of $395.3 million and total outstanding debt of $2.5 billion, as well as committed borrowing headroom of $434.6 million.
2022 Outlook
To reflect the incremental impact of foreign currency translation, supply chain challenges, inflation and the addition of targeted production capacity, the Company is updating its full-year 2022 outlook. The Company now expects core revenue growth in the range of 5.5% to 8.0%, Adjusted EBITDA in the range of $660 million to $690 million and Adjusted Earnings per Share between $1.07 and $1.15. The Adjusted Earnings per Share range continues to include tax and other headwinds of $0.27 per share, primarily due to benefits from certain discrete tax items in 2021. The Company expects capital expenditures to be approximately $100 million and Free Cash Flow conversion to now be approximately 50% of Adjusted Net Income, reflecting higher inventory levels to mitigate the supply chain reliability challenges.

Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation Third Quarter 2022 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business and financial results (including growth initiatives and margin expansion), expectations regarding the supply chain (including raw material and logistics availability, timeliness and costs), demand trends and growing backlog, currency-related trends, cash generation capabilities, capital deployment options, investments in innovation, investments in production capacity, product initiatives, pricing actions, the recovery of certain markets, including China, and statements regarding the impact of and the recovery from the COVID-19 pandemic, our footprint optimization plan and our outlook for 2022. Such forward-looking statements are subject to various risks and uncertainties, including, among others, economic, political and other risks associated with international operations (including those related to the Russia-Ukraine conflict), the uncertainties relating to the impact of the COVID-19 pandemic and associated governmental measures, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control (including material and logistics availability, inflation, supply chain and labor challenges and end-market recovery), continued operation of our manufacturing facilities, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with Blackstone Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except per share amounts)	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net sales	$860.7	$862.4	$2,660.9	$2,658.8
Cost of sales	551.2	521.7	1,720.3	1,605.9
Gross profit	309.5	340.7	940.6	1,052.9
Selling, general and administrative expenses	199.7	217.4	644.0	643.2
Transaction-related expenses	0.7	0.2	2.0	2.8
Asset impairments	0.5	—	1.1	—
Restructuring expenses	4.7	1.9	8.4	8.5
Other operating expenses (income)	0.1	(9.3)	0.2	(9.8)
Operating income from continuing operations	103.8	130.5	284.9	408.2
Interest expense	33.3	33.1	98.9	100.8
Other expenses (income)	3.1	1.9	11.8	(0.5)
Income from continuing operations before taxes	67.4	95.5	174.2	307.9
Income tax expense	11.4	17.3	21.5	47.8
Net income from continuing operations	56.0	78.2	152.7	260.1
Loss (gain) on disposal of discontinued operations	—	0.2	0.3	(0.1)
Net income	56.0	78.0	152.4	260.2
Less: non-controlling interests	4.1	7.8	16.5	25.8
Net income attributable to shareholders	$51.9	$70.2	$135.9	$234.4

Earnings per share
Basic
Earnings per share from continuing operations	$0.18	$0.24	$0.48	$0.80
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.18	$0.24	$0.48	$0.80

Diluted
Earnings per share from continuing operations	$0.18	$0.23	$0.47	$0.79
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.18	$0.23	$0.47	$0.79

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of October 1, 2022	As of January 1, 2022
Assets
Current assets
Cash and cash equivalents	$395.3	$658.2
Trade accounts receivable, net	805.4	708.1
Inventories	686.6	682.6
Taxes receivable	62.8	19.1
Prepaid expenses and other assets	266.8	210.7
Total current assets	2,216.9	2,278.7
Non-current assets
Property, plant and equipment, net	618.2	670.3
Goodwill	1,905.3	2,063.0
Pension surplus	64.4	75.5
Intangible assets, net	1,491.6	1,642.2
Right-of-use assets	130.2	124.2
Taxes receivable	14.7	15.7
Deferred income taxes	531.2	639.3
Other non-current assets	66.2	24.1
Total assets	$7,038.7	$7,533.0
Liabilities and equity
Current liabilities
Debt, current portion	$28.2	$38.1
Trade accounts payable	453.2	506.6
Taxes payable	47.9	34.1
Accrued expenses and other current liabilities	217.4	277.1
Total current liabilities	746.7	855.9
Non-current liabilities
Debt, less current portion	2,467.1	2,526.5
Post-retirement benefit obligations	91.3	106.2
Lease liabilities	122.6	116.4
Taxes payable	105.9	103.7
Deferred income taxes	210.5	283.7
Other non-current liabilities	51.1	59.2
Total liabilities	3,795.2	4,051.6
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 282,440,724 (January 1, 2022: authorized shares: 3,000,000,000; outstanding shares: 291,282,137)	2.8	2.9
—Additional paid-in capital	2,533.0	2,484.1
—Accumulated other comprehensive loss	(997.8)	(825.2)
—Retained earnings	1,398.0	1,437.9
Total shareholders’ equity	2,936.0	3,099.7
Non-controlling interests	307.5	381.7
Total equity	3,243.5	3,481.4
Total liabilities and equity	$7,038.7	$7,533.0

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
(USD in millions)	October 1, 2022	October 2, 2021
Cash flows from operating activities
Net income	$152.4	$260.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	164.1	167.4
Foreign exchange and other non-cash financing expenses	31.0	23.7
Share-based compensation expense	34.8	18.5
Decrease in post-employment benefit obligations, net	(11.5)	(11.9)
Deferred income taxes	(53.2)	(46.0)
Asset impairments	1.4	0.1
Other operating activities	4.7	5.6
Changes in operating assets and liabilities:
—Increase in accounts receivable	(147.2)	(123.9)
—Increase in inventories	(50.8)	(154.8)
—(Decrease) increase in accounts payable	(17.3)	49.8
—Increase in prepaid expenses and other assets	(15.6)	(18.3)
—(Decrease) increase in taxes payable	(23.0)	35.1
—(Decrease) increase in other liabilities	(51.0)	8.0
Net cash provided by operating activities	18.8	213.5
Cash flows from investing activities
Purchases of property, plant and equipment	(59.0)	(56.4)
Purchases of intangible assets	(6.7)	(7.6)
Cash paid under corporate-owned life insurance policies	(11.6)	(11.2)
Cash received under corporate-owned life insurance policies	4.6	2.4
Other investing activities	1.2	2.2
Net cash used in investing activities	(71.5)	(70.6)
Cash flows from financing activities
Issuance of shares	15.1	4.3
Buy-back of shares	(175.8)	—
Proceeds from long-term debt	70.0	—
Payments of long-term debt	(45.5)	(85.7)
Debt issuance costs paid	(0.3)	(8.6)
Dividends paid to non-controlling interests	(28.7)	(13.5)
Other financing activities	(11.8)	(10.5)
Net cash used in financing activities	(177.0)	(114.0)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(32.8)	(9.7)
Net (decrease) increase in cash and cash equivalents	(262.5)	19.2
Cash and cash equivalents and restricted cash at the beginning of the period	660.9	524.1
Cash and cash equivalents and restricted cash at the end of the period	$398.4	$543.3
Supplemental schedule of cash flow information
Interest paid	$95.2	$100.7
Income taxes paid	$97.7	$58.7
Accrued capital expenditures	$1.9	$0.5

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
Management uses Net Leverage as a measure of our liquidity and in assessing the strength of our balance sheet. Net Leverage is a non-GAAP measure that represents the number of times by which net debt (principal amount of debt less cash and cash equivalents) exceeds Adjusted EBITDA for the last twelve months of the applicable period.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Nine months ended
(USD in millions)	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net income from continuing operations	$56.0	$78.2	$152.7	$260.1
Adjusted for:
Income tax expense	11.4	17.3	21.5	47.8
Net interest and other expenses	36.4	35.0	110.7	100.3
Depreciation and amortization	53.2	54.7	164.1	167.4
Transaction-related expenses (1)	0.7	0.2	2.0	2.8
Asset impairments	0.5	—	1.1	—
Restructuring expenses (2)	4.7	1.9	8.4	8.5
Share-based compensation expense	7.2	5.7	34.8	18.5
Inventory impairments and adjustments (3) (included in cost of sales)	7.5	—	18.7	0.1
Severance expenses (included in SG&A)	—	0.2	0.4	0.5
Other items not directly related to current operations	0.1	(9.3)	0.2	(9.8)
Adjusted EBITDA	$177.7	$183.9	$514.6	$596.2

Net Sales	$860.7	$862.4	$2,660.9	$2,658.8
Adjusted EBITDA Margin	20.6%	21.3%	19.3%	22.4%

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory impairments and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in First-out (“LIFO”) basis. The recent inflationary environment has caused LIFO values to drop below First-in, First-out (“FIFO”) values because LIFO measurement results in the more recent inflated costs being matched against current sales while historical, lower costs are retained in inventories.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except share numbers and per share amounts)	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net income attributable to shareholders	$51.9	$70.2	$135.9	$234.4
Adjusted for:
Loss (gain) on disposal of discontinued operations	—	0.2	0.3	(0.1)
Amortization of intangible assets arising from the 2014 acquisition of Gates	28.4	29.9	87.1	90.5
Transaction-related expenses (1)	0.7	0.2	2.0	2.8
Asset impairments	0.5	—	1.1	—
Restructuring expenses (2)	4.7	1.9	8.4	8.5
Share-based compensation expense	7.2	5.7	34.8	18.5
Inventory impairments and adjustments (3) (included in cost of sales)	7.5	—	18.7	0.1
Adjustments relating to post-retirement benefits	(1.6)	(1.2)	(4.8)	(3.5)
Financing and other FX related losses	4.0	3.6	16.1	5.1
Other adjustments	(2.2)	(11.6)	(5.9)	(16.8)
Estimated tax effect of the above adjustments	(11.7)	(6.9)	(35.9)	(24.1)
Adjusted Net Income	$89.4	$92.0	$257.8	$315.4

Diluted weighted-average number of shares outstanding	285,174,344	299,683,289	288,359,685	297,200,083
Adjusted Net Income per diluted share	$0.31	$0.31	$0.89	$1.06

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory impairments and adjustments include the reversal of the adjustment to remeasure certain inventories on a LIFO basis. The recent inflationary environment has caused LIFO values to drop below FIFO values because LIFO measurement results in the more recent inflated costs being matched against current sales while historical, lower costs are retained in inventories.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended October 1, 2022
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended October 1, 2022 (1)	$522.5	$338.2	$860.7
Impact on net sales of movements in currency rates	54.3	12.6	66.9
Core revenue for the three months ended October 1, 2022	$576.8	$350.8	$927.6

Net sales for the three months ended October 2, 2021	549.4	313.0	862.4
Increase in net sales on a core basis (core revenue)	$27.4	$37.8	$65.2

Core revenue growth	5.0%	12.1%	7.6%

	Nine months ended October 1, 2022
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the year ended October 1, 2022	$1,621.1	$1,039.8	$2,660.9
Impact on net sales of movements in currency rates	105.9	26.4	132.3
Core revenue for the year ended October 1, 2022	$1,727.0	$1,066.2	$2,793.2

Net sales for the year ended October 2, 2021	1,697.5	961.3	2,658.8
Increase in net sales on a core basis (core revenue)	$29.5	$104.9	$134.4

Core revenue growth	1.7%	10.9%	5.1%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Nine months ended		Twelve months ended
(USD in millions)	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net cash provided by operating activities	$18.8	$213.5	$187.7	$395.0
Capital expenditures (1)	(65.7)	(64.0)	(88.7)	(85.8)
Free Cash Flow	$(46.9)	$149.5	$99.0	$309.2

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	October 1, 2022	October 2, 2021
Free Cash Flow	$99.0	$309.2
Adjusted Net Income	$350.5	$373.1
Free Cash Flow Conversion	28.2%	82.9%

Reconciliation of Net Leverage
(Unaudited)

	Twelve months ended
(USD in millions)	October 1, 2022	October 2, 2021
Total principal amount of debt	$2,513.7	$2,596.7
Less: Cash and cash equivalents	(395.3)	(540.6)
Net Debt	$2,118.4	$2,056.1

Adjusted EBITDA	$654.2	$758.8

Net Leverage	3.2 x	2.7 x

Source: Gates Industrial Corporation plc

Contact
Gates Investor Relations
(303) 744-4887
investorrelations@gates.com